Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OVERSEAS SHIPHOLDING GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-2637623
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

302 Knights Run Avenue

Tampa, Florida 33602

(813) 209-0600

(Address of Principal Executive Offices) (Zip Code)

OVERSEAS SHIPHOLDING GROUP, INC. NON-EMPLOYEE DIRECTOR INCENTIVE COMPENSATION PLAN,
AS AMENDED AND RESTATED

(Full Title of the Plan)

Susan Allan

Vice President, General Counsel and Corporate Secretary

Overseas Shipholding Group, Inc.

302 Knights Run Avenue

Tampa, Florida 33602

Telephone: (813) 209-0600

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

copy to:

Robert B. Lamm, Esq.

Gunster, Yoakley & Stewart, P.A.

450 E. Las Olas Blvd., Suite 1400

Fort Lauderdale, Florida 33301

(954) 462-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.[  ]

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Class A Common Stock, $0.01 par value per share	1,500,000 shares	(1)	$2.38	(2)	$3,570,000	(2)	$464.00

(1)	Represents the additional shares of Class A common stock, $0.01 par value per share (the “Common Stock”), of Overseas Shipholding Group, Inc. (the “Registrant”) issuable in connection with equity awards under the Overseas Shipholding Group, Inc. Non-Employee Director Incentive Compensation Plan, as amended and restated (the “Director Plan”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Director Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Common Stock of the Registrant as reported on the NYSE on May 4, 2020.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the recipients of the applicable grants, as required by Rule 428 under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which previously have been filed by the Registrant with the Commission, are incorporated herein by reference and made a part hereof:

1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Commission on March 13, 2020 (the “Annual Report”);

2.	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and

3.	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-06479), filed with the Commission on June 23, 2016.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, as amended (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals of such corporation against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, by-laws, disinterested director vote, securityholder vote, agreement or otherwise.

The Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter. The Registrant’s Amended and Restated Certificate of Incorporation eliminates the potential personal monetary liability of its directors to the Company or its securityholders for breaches of their duties as directors except as otherwise required under the DGCL.

In addition, the Registrant has entered into separate indemnification agreements with certain of its directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Registrant if it is found that such indemnitee is not entitled to such indemnification under applicable law.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL. The Registrant maintains insurance policies that provide coverage to its directors and officers against certain liabilities.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

Exhibit Number	Description	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 9, 2016)
4.2	Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on August 8, 2014)
4.3	Overseas Shipholding Group, Inc. Non-Employee Director Incentive Compensation Plan, as amended and restated	x
5.1	Opinion of Gunster, Yoakley, & Stewart P.A.	x
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm	x
23.2	Consent of Gunster, Yoakley, & Stewart P.A. (included in Exhibit 5.1)	x
24.1	Power of Attorney (filed as part of signature pages)	x

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 11, 2020.

OVERSEAS SHIPHOLDING GROUP, INC.

By:	/s/ Samuel H. Norton
Name:	Samuel H. Norton
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Samuel H. Norton and Susan Allan, and each of them acting individually, as his or her true and lawful attorney-in-fact, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments (including post-effective amendments thereto) to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Samuel H. Norton	President, Chief Executive Officer and Director
Samuel H. Norton	(Principal Executive Officer and Director)	May 8, 2020

/s/ Richard Trueblood	Vice President and Chief Financial Officer
Richard Trueblood	(Principal Financial Officer and Principal Accounting Officer)	May 8, 2020

/s/ Douglas D. Wheat
Douglas D. Wheat	Director	May 9, 2020

/s/ John P. Reddy
John P. Reddy	Director	May 8, 2020

/s/ Joseph I. Kronsberg
Joseph I. Kronsberg	Director	May 8, 2020

/s/ Anja L. Manuel
Anja L. Manuel	Director	May 11, 2020

/s/ Julie E. Silcock
Julie E. Silcock	Director	May 8, 2020

/s/ Gary Eugene Taylor
Gary Eugene Taylor	Director	May 8, 2020

/s/ Ty E. Wallach
Ty E. Wallach	Director	May 8, 2020

EXHIBIT INDEX

Exhibit Number	Description	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 9, 2016)
4.2	Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on August 8, 2014)
4.3	Overseas Shipholding Group, Inc. Non-Employee Director Incentive Compensation Plan, as amended and restated	x
5.1	Opinion of Gunster, Yoakley, & Stewart P.A.	x
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm	x
23.2	Consent of Gunster, Yoakley, & Stewart P.A. (included in Exhibit 5.1)	x
24.1	Power of Attorney (filed as part of signature pages)	x